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                                                                    EXHIBIT 99.1

[VIEWCAST CORPORATION LOGO]                                         NEWS RELEASE



                        Company Contact:          Investor Contact:
                        Laurie Latham             Katherine Stubblefield
                        ViewCast Corporation      Shelton Communications Group
                        Tel: 972-488-7200         Tel: 512-482-8644
                                                  kstubblefield@sheltongroup.com

           VIEWCAST CORPORATION RECEIVES NASDAQ DELISTING NOTIFICATION
                        Company Intends to File an Appeal

DALLAS (Feb. 27, 2002) - ViewCast Corporation (NASDAQ: VCST) today announced that it received a Nasdaq Staff Determination on February 20, 2002, indicating that ViewCast fails to comply with the minimum net tangible assets or minimum stockholders' equity requirements for continued listing, set forth in Marketplace Rule 4310(c)(2)(B) and that its common stock is therefore subject to delisting from The Nasdaq SmallCap Market.

Marketplace Rule 4310(c)(2)(B) states that "For continued inclusion, the issuer shall maintain: (i) stockholders' equity of $2.5 million; (ii) market capitalization of $35 million; or (iii) net income of $500,000 in the most recently completed fiscal year or two of the last three most recently completed fiscal years."

ViewCast has requested a hearing before a Nasdaq Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the company's request for continued listing. The stock will continue to be listed on The Nasdaq SmallCap Market pending the panel's decision.

"We are working with Nasdaq to fully comply with listing requirements," said Laurie Latham, ViewCast CFO. "Management intends to pursue and implement a plan to meet requirements in the near future. Although there can be no guarantee to persuade Nasdaq, we will continue with initiatives to further grow the company and ultimately fulfill the criteria."


ABOUT VIEWCAST CORPORATION

ViewCast develops products and services that provide video networked solutions. ViewCast maximizes the value of video through its core businesses: Osprey(R) Video provides the streaming media industry's de facto standard capture cards and ViewCast Systems integrates turnkey streaming and video distribution systems and software. From streaming digital video on the Internet to distribution of broadcast-quality video throughout the corporate enterprise, plus comprehensive video software applications, ViewCast provides the complete range of video solutions.

Visit the company's Web site (http://www.viewcast.com) for more information.

This press release may contain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the Company's current judgment on certain issues. Because such statements apply to future events, they are subject to risks and uncertainties that could cause the actual results to differ materially. Important factors which could cause the actual results to differ materially include, without limitation, the following: the ability of the company to service its debt; continued significant losses by the company; the ability of the company to develop and market new products as technology evolves; the ability of the company to meet its capital requirements; increased competition in the video communications market; the ability of the company to maintain current and develop future relationships with third party resellers, manufacturers and suppliers; the ability of the company to meet governmental regulations; and the ability of the company to obtain and enforce its patents and avoid infringing upon third parties' patents. For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from the Company's forward-looking statements, please refer to the Company's Prospectus filed on July 14, 2000 and its reports on Form 10-K and 10-Q on file with the Securities and Exchange Commission. All trademarks are property of their respective holders.